Apollo Medical Holdings, Inc. Reports First Quarter 2022 Results
Company to Host Conference Call Today at 2 p.m. PT/5 p.m. ET

ALHAMBRA, Calif., May 5, 2022 /PRNewswire/ -- Apollo Medical Holdings, Inc. (“ApolloMed,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: AMEH), a leading physician-centric, technology-powered healthcare company focused on enabling providers in the successful delivery of value-based care, today announced its consolidated financial results for the first quarter ended March 31, 2022.

Financial Highlights for First Quarter Ended March 31, 2022:
•Q1 total revenue of $263.3 million, up 50% from $176.1 million for the prior-year quarter
•Q1 net income of $12.1 million, compared to $14.5 million for the prior-year quarter (additional detail provided in the Q1 GAAP financial review below)
•Q1 net income attributable to ApolloMed of $14.3 million, up 8% from $13.2 million for the prior-year quarter
•Q1 earnings per share - diluted (“EPS - diluted”) of $0.31, up 3% from $0.30 per share for the prior-year quarter
•Q1 adjusted EBITDA of $38.2 million, up 25% from $30.5 million for the prior-year quarter
•Cash and cash equivalents of $237.9 million as of March 31, 2022

Recent Operating Highlights:
•In April 2022, the Company completed the previously announced acquisition of 100% of the fully diluted capitalization of Jade Health Care Medical Group (“Jade Health”), a primary and specialty care physician group focused on providing high-quality care to local San Francisco Bay area communities. Jade Health is committed to delivering high-quality, affordable healthcare to Medicaid, Medicare, and commercial members through its over 350 primary and specialty care providers. The transaction will add approximately 13,000 members, primarily located in the City and County of San Francisco and San Mateo County, to ApolloMed's membership.
•The Company appointed Chan Basho as Chief Strategy Officer. Mr. Basho will also assume the position of Interim Chief Financial Officer effective May 5, 2022, as Eric Chin is stepping down as Chief Financial Officer for personal reasons. Mr. Chin will continue to work with the Company as an executive advisor to ensure a smooth transition.

Guidance:
ApolloMed is raising its guidance for total revenue and the lower end of its guidance ranges for net income, EBITDA, and adjusted EBITDA, previously disclosed on March 14, 2022, as a result of strong organic membership growth and favorable membership mix. Net income and EBITDA include the impact of Allied Physicians of California, a Professional Medical Corporation's (“APC”) investment in a payer partner, which completed an initial public offering to become a publicly traded company in June 2021. As APC’s investment is an excluded asset solely for the benefit of APC and its shareholders, any gains or losses as a result of this investment do not affect the net income attributable to ApolloMed and adjusted EBITDA attributable to ApolloMed. The May 5, 2022, revised net income and EBITDA guidance ranges assume a stock price of the payer partner of $1.93. These assumptions are based on the Company's existing business, current view of existing market conditions and assumptions for the year ending December 31, 2022.

($ in millions)	2022 Guidance Range		2022 Guidance Range
	(as of March 14, 2022)		(as of May 5, 2022)
	Low	High	Low	High
Total revenue	$1,030.0	$1,080.0	$1,055.0	$1,085.0
Net income	$33.0	$57.0	$38.0	$57.0
EBITDA	$72.0	$111.0	$81.0	$111.0
Adjusted EBITDA	$130.0	$166.0	$136.0	$166.0

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Management Commentary:

Brandon Sim, Co-Chief Executive Officer of ApolloMed, added, “We are pleased to announce another impressive quarter of results, having achieved 50% growth on the top line for the first quarter of 2022 as a result of strong organic membership growth and favorable membership mix, while continuing to increase profitability. More importantly, we remain committed to our mission of empowering healthcare providers, especially independent physicians, to care for and serve their communities more effectively, as well as participate in the movement towards value-based care. We are seeing strong tailwinds for the business, as independent physicians across the country express interest in our unique model; in this quarter alone, we added two new physician groups in Northern California. To assist with our significant growth trajectory, I am pleased to have recently welcomed Chan Basho as Chief Strategy Officer as well as Interim Chief Financial Officer. We are excited to have Chan on board and expect to benefit from his extensive experience in driving new business growth for leading healthcare companies.”

GAAP Financial Review for the First Quarter Ended March 31, 2022:
•Total revenue of $263.3 million for the quarter ended March 31, 2022, an increase of 50%, compared to $176.1 million for the quarter ended March 31, 2021.
•Capitation revenue, net, of $222.1 million for the quarter ended March 31, 2022, an increase of 53%, compared to $144.7 million for the quarter ended March 31, 2021. Capitation revenue represented 84% of total revenue for the quarter ended March 31, 2022.
•Net income was $12.1 million for the quarter ended March 31, 2022, compared to net income of $14.5 million for the quarter ended March 31, 2021. The decrease in net income was primarily a result of higher non-controlling interest losses of $9.0 million due to unrealized losses for shares held for the benefit of APC excluded assets.
•Net income attributable to ApolloMed of $14.3 million for the quarter ended March 31, 2022, an increase of 8%, compared to $13.2 million for the quarter ended March 31, 2021.
•EPS - diluted of $0.31 per share for the quarter ended March 31, 2022, compared to $0.30 per share for the quarter ended March 31, 2021.

Non-GAAP Measures for the First Quarter Ended March 31, 2022:
•EBITDA of $23.7 million for the quarter ended March 31, 2022, compared to $26.6 million for the quarter ended March 31, 2021.
•Adjusted EBITDA increased to $38.2 million for the quarter ended March 31, 2022, an increase of 25%, compared to $30.5 million for the quarter ended March 31, 2021.

Balance Sheet Highlights:
•As of March 31, 2022, ApolloMed’s cash and cash equivalents and investments in marketable securities were $280.8 million, working capital was $284.0 million, and total stockholders’ equity increased to $479.5 million; compared to cash and cash equivalents and investments in marketable securities of $286.5 million, working capital of $283.4 million and total stockholders’ equity of $460.5 million, respectively, as of December 31, 2021.

For more details on ApolloMed’s financial results for the quarter ended March 31, 2022, please refer to ApolloMed’s Quarterly Report on Form 10-Q to be filed with the U.S. Securities Exchange Commission (“SEC”), which is accessible at www.sec.gov.

Conference Call and Webcast Information:
ApolloMed will host a conference call at 2 p.m. PT/5 p.m. ET today (Thursday, May 5, 2022), during which management will discuss the results of the first quarter ended March 31, 2022. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):    +1 (877) 407-9753
International (Toll):    +1 (201) 493-6739

The conference call can also be accessed via webcast at: https://services.choruscall.com/mediaframe/webcast.html?webcastid=sp5fahlI.

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://www.apollomed.net/investors/news-events/ir-calendar) after issuance of the earnings release and will be furnished as an exhibit to ApolloMed's current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities
The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and VIEs in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

Note About Stockholders’ Equity, Certain Treasury Stock and Earnings Per Share
As of the date of this press release, 140,954 holdback shares have not been issued to certain former shareholders of the Company’s subsidiary, Network Medical Management, Inc. (“NMM”), who were NMM shareholders at the time of closing of the merger, as they have yet to submit properly completed letters of transmittal to ApolloMed in order to receive their pro rata portion of ApolloMed’s common stock and warrants as contemplated under that certain Agreement and Plan of Merger, dated December 21, 2016, among ApolloMed, NMM, Apollo Acquisition Corp. (“Merger Subsidiary”) and Kenneth Sim, M.D., as amended, pursuant to which Merger Subsidiary merged with and into NMM, with NMM as the surviving corporation. Pending such receipt, such former NMM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the merger. The Company’s consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and ApolloMed is legally obligated to issue these shares in connection with the merger.

Shares of ApolloMed’s common stock owned by APC, a VIE of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company’s consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company’s earnings per share.

About Apollo Medical Holdings, Inc.
ApolloMed is a leading physician-centric, technology-powered, risk-bearing healthcare company. Leveraging its proprietary end-to-end technology solutions, ApolloMed operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver high quality care to patients in a cost-effective manner.

Headquartered in Alhambra, California, ApolloMed's subsidiaries and affiliates include management services organizations (MSOs), affiliated independent practice associations (IPAs), and entities participating in the Centers for Medicare & Medicaid Services Innovation Center (CMMI) innovation models. For more information, please visit www.apollomed.net.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company's guidance for the year ending December 31, 2022, continued growth, acquisition strategy, ability to deliver sustainable long-term value, ability to respond to the changing environment, operational focus, strategic growth plans and merger integration efforts, as well as the impact of the COVID-19 pandemic on the Company's business, operations and financial results. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the SEC, including, without limitation the risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent quarterly reports on Form 10-Q.

FOR MORE INFORMATION, PLEASE CONTACT:
Investor Relations
(626) 943-6491
investors@apollomed.net

Carolyne Sohn, The Equity Group
(415) 568-2255
csohn@equityny.com

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

	March 31, 2022	December 31, 2021

Assets

Current assets
Cash and cash equivalents	$237,942	$233,097
Investments in marketable securities	42,893	53,417
Receivables, net	64,244	10,608
Receivables, net – related parties	76,410	69,376
Other receivables	13,260	9,647
Prepaid expenses and other current assets	14,631	18,637
Loan receivable – related party	4,000	4,000

Total current assets	453,380	398,782

Non-current assets
Land, property, and equipment, net	70,366	53,186
Intangible assets, net	80,148	82,807
Goodwill	252,379	253,039
Loans receivable	549	569
Investments in other entities – equity method	44,383	41,715
Investments in privately held entities	896	896
Operating lease right-of-use assets	14,770	15,441
Other assets	4,424	5,928

Total non-current assets	467,915	453,581

Total assets(1)	$921,295	$852,363

Liabilities, mezzanine equity and stockholders’ equity

Current liabilities

Accounts payable and accrued expenses	$48,252	$43,951
Fiduciary accounts payable	6,305	10,534
Medical liabilities	104,722	55,783
Income taxes payable	4,894	652
Dividend payable	556	556
Finance lease liabilities	543	486
Operating lease liabilities	2,625	2,629

	March 31, 2022	December 31, 2021

Current portion of long-term debt	1,503	780
Total current liabilities	169,400	115,371

Non-current liabilities
Deferred tax liability	9,686	9,127
Finance lease liabilities, net of current portion	1,172	973
Operating lease liabilities, net of current portion	12,558	13,198
Long-term debt, net of current portion and deferred financing costs	183,101	182,917
Other long-term liabilities	13,706	14,777

Total non-current liabilities	220,223	220,992

Total liabilities(1)	389,623	336,363

Mezzanine equity
Non-controlling interest in Allied Physicians of California, a Professional Medical Corporation	52,151	55,510

Stockholders’ equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series B Preferred stock); 1,111,111 issued and zero outstanding	—	—
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series A Preferred stock); 555,555 issued and zero outstanding	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 44,845,059 and 44,630,873 shares issued and outstanding, excluding 10,925,702 and 10,925,702 treasury shares, at March 31, 2022, and December 31, 2021, respectively	45	45
Additional paid-in capital	316,047	310,876
Retained earnings	157,893	143,629
	473,985	454,550

Non-controlling interest	5,536	5,940

Total stockholders’ equity	479,521	460,490

Total liabilities, mezzanine equity and stockholders’ equity	$921,295	$852,363
(1) The Company’s consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). The consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $585.9 million and $567.0 million as of March 31, 2022 and December 31, 2021, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $111.0 million and $91.7 million as of March 31, 2022 and December 31, 2021, respectively. The VIE balances do not include $529.6 million of investment in affiliates and $25.2 million of amounts due from affiliates as of March 31, 2022 and $802.8 million of investment in affiliates and $6.6 million of amounts due from affiliates as of December 31, 2021 as these are eliminated upon consolidation and not presented within the consolidated balance sheets.

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Revenue
Capitation, net	$222,060	$144,740
Risk pool settlements and incentives	18,075	18,010
Management fee income	10,473	8,550
Fee-for-service, net	11,095	3,086
Other income	1,555	1,672

Total revenue	263,258	176,058

Operating expenses
Cost of services, excluding depreciation and amortization	220,730	140,616
General and administrative expenses	11,943	9,464
Depreciation and amortization	4,374	4,197

Total expenses	237,047	154,277

Income from operations	26,211	21,781

Other expense
Income (loss) from equity method investments	1,433	(677)
Interest expense	(1,073)	(1,523)
Interest income	46	349
Unrealized loss on investments	(8,962)	—
Other income	613	1,304

Total other expense, net	(7,943)	(547)

Income before provision for income taxes	18,268	21,234

Provision for income taxes	6,195	6,776

Net income	12,073	14,458

Net (loss) income attributable to non-controlling interest	(2,191)	1,307

Net income attributable to Apollo Medical Holdings, Inc.	$14,264	$13,151

Earnings per share – basic	$0.32	$0.31

Earnings per share – diluted	$0.31	$0.30

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2022		2021

Net income	$12,073		$14,458
Interest expense	1,073		1,523
Interest income	(46)		(349)
Provision for income taxes	6,195		6,776
Depreciation and amortization	4,374		4,197
EBITDA	23,669		26,605

(Income) loss from equity method investments	(1,433)		677
Other income	(613)	(1)	(1,304)
Unrealized loss on investments	8,962		—
Stock-based compensation	3,055		1,346
APC excluded assets costs	750		—
Net loss adjustment for recently acquired IPAs	3,789		3,194
Adjusted EBITDA	$38,179		$30,518

(1) Other income excludes the impact of fair value of certain equity securities held by the Company.

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2022 Guidance Range
	(as of May 5, 2022)
(in thousands)
	Low	High
Net income	$38,000	$57,000
Interest expense	4,000	4,000
Provision for income taxes	20,000	31,000
Depreciation and amortization	19,000	19,000
EBITDA	81,000	111,000

Provider bonus payments	16,000	16,000
Stock-based compensation	13,000	13,000
APC excluded assets costs	9,000	9,000
Net loss adjustment for recently acquired IPAs	17,000	17,000
Adjusted EBITDA	$136,000	$166,000
Use of Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures EBITDA and adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. These measures are not in accordance with, or alternatives to GAAP, and may be different from other non-GAAP financial measures used by other companies. The Company uses adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding income or loss from equity method investments, unrealized gain or loss, provider bonuses, APC excluded assets costs, stock-based compensation, and other income or expenses recognized that are not related to the Company’s normal operations. Adjusted EBITDA also excludes the effect on EBITDA of certain IPAs we recently acquired.

The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.